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                                                                  Exhibit 10.6.5

                                     WAIVER

     This WAIVER dated as of May 15, 2001 (this "Waiver") is among Geerlings & Wade, Inc. (the "Company") and Citizens Bank of Massachusetts (the "Lender"). Capitalized terms not defined herein shall have the meanings provided in the Credit Agreement, as defined below.

     WHEREAS, the Company and the Lender have entered into the Credit Agreement dated as of April 13, 2000, as amended as of December 4, 2000 and as of March 5, 2001 (the "Credit Agreement"); and

     WHEREAS, the Company and the Lender have entered into the First Amended and Restated Post-Closing Agreement dated as of December 4, 2000; and

     WHEREAS, the parties hereto desire to execute this Waiver in connection with an Event of Default under the Credit Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Waiver. The Lender hereby waives (a) the requirement set forth in the First Amended and Restated Post-Closing Agreement that the Company deliver to the Lender the Acknowledgement and Consent attached to the Collateral Assignment of Lease for the Canton, Massachusetts real estate, as executed by the Landlord of such real estate and (b) any Event of Default under the Credit Agreement which has occurred as a result of the Company's failure to deliver such Acknowledgement and Consent. The Company hereby acknowledges that the Lender shall have the right to exclude from the borrowing base any eligible inventory which is stored or otherwise kept on the Canton, Massachusetts real estate until such time, if ever, as the Company delivers such Acknowledgement and Consent.

     2. No Default. In order to induce the Lender to enter into this Waiver, the Company hereby represents and warrants that after giving effect to the Waiver, no Default under the Credit Agreement shall exist.

     3. Miscellaneous. Except to the extent expressly set forth herein, the provisions of the Credit Agreement shall remain unmodified and the Credit Agreement is hereby confirmed as being in full force and effect. This Waiver may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (other than conflict of laws rules), and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties have caused this Waiver to be executed and delivered by their duly authorized officers as of the date first above written.


                              GEERLINGS & WADE, INC.


                              By /s/ David R. Pearce
                                 --------------------------------
                                 David R. Pearce
                                 President and Chief Executive Officer



                              CITIZENS BANK OF MASSACHUSETTS


                              By /s/ Michael Bulman
                                 --------------------------------
                                 Title: Senior Vice President